Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (this “Agreement”) is made and entered into as of this 28th day of April, 2018, by and between BeiGene (Beijing) Co., Ltd. (the “Company”), a subsidiary of BeiGene, Ltd., and Dr. Wu Xiaobin (the “Employee”).

W I T N E S S E T H  :

WHEREAS, the Company desires to employ Employee and to enter into this Agreement embodying the terms of such employment, and Employee desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and Employee hereby agree as follows:

Section 1. Definitions.

(a) “Accrued Obligations” shall mean (i) all accrued but unpaid Base Salary through the date of termination of Employee’s employment, (ii) any unpaid or unreimbursed expenses incurred in accordance with Section 6 hereof, (iii) any unpaid Annual Bonus in respect of any completed fiscal year that has ended prior to the date of Employee’s termination, which amount shall be determined by the Company in accordance with Section 4(b) and paid at such time annual bonuses are paid to other senior executives of the Company, but in no event later than the date that is 2½ months following the last day of the fiscal year in which such termination occurred, and (iv) any benefits provided under the Company’s employee benefit plans upon a termination of employment, in accordance with the terms contained therein.

(b) “Agreement” shall have the meaning set forth in the preamble hereto.
(c) “Annual Bonus” shall have the meaning set forth in Section 4(b) hereof.
(d) “Base Salary” shall mean the salary provided for in Section 4(a) hereof or any increased salary granted to Employee pursuant to Section 4(a) hereof.
(e) “Board” shall mean the Board of Directors of BeiGene, Ltd. or its designee.

(f) “Cause” shall mean (i) any willful or intentional act of Employee that has the effect of injuring the business of the Company or any member of the Company Group in any material respect, (ii) Employee’s conviction of, or plea of guilty or no contest to, (x) a felony or (y) any other criminal charge that has, or could be reasonably expected to have, an adverse impact on the performance of Employee’s duties to the Company or any other member of the Company Group or otherwise result in material injury to the reputation or business of the Company or any other member of the Company Group, (iii) the commission by Employee of an act of fraud or embezzlement against the Company or any member of the Company Group, (iv) Employee’s failure (except where due to a Disability), neglect, or refusal to perform in any material respect Employee’s material duties and responsibilities or to follow any reasonable, written directive of the Chief Executive Officer or the Board, (v) any material violation by Employee of a material policy of the Company or BeiGene, Ltd., including but not limited to those relating to sexual harassment or business conduct, and those otherwise set forth in the manuals or statements of policy of the Company or BeiGene, Ltd., (vi) Employee’s breach of a material provision of this Agreement or the Confidentiality Agreement, or (vii) any event provided by Article 39 of the PRC Employment Contract Law (the “ECL”).

(g) “Change in Control” means (1) a sale of all or substantially all of the assets of BeiGene, Ltd., or (2) any merger, consolidation or other business combination transaction of BeiGene, Ltd. with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the BeiGene, Ltd. outstanding immediately prior to such transaction continue to hold

(either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of BeiGene, Ltd. (or the surviving entity) outstanding immediately after such transaction, or (3) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of BeiGene, Ltd.  Notwithstanding the foregoing, a Change of Control shall not be deemed to occur (A) on account of the acquisition of shares of voting capital stock by any institutional investor or any affiliate thereof or any other person, or persons acting as a group, that acquires the shares of voting capital stock of BeiGene, Ltd. in a transaction or series of related transactions that are primarily a private financing transaction for BeiGene, Ltd. or (B) solely because the level of ownership held by any institutional investor or any affiliate thereof or any other person, or persons acting as a group (the “Subject Person”), exceeds the designated percentage threshold of the outstanding shares of voting capital stock as a result of a repurchase or other acquisition of shares of voting capital stock by BeiGene, Ltd. reducing the number of shares outstanding, provided that if a Change of Control would occur (but for the operating of this sentence) as a result of the acquisition of shares of voting capital stock by the BeiGene, Ltd., and after such share acquisition, the Subject Person becomes the owner of any additional shares of voting capital stock that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding shares of voting capital stock owned by such Subject Person over the designated percentage threshold, then a Change of Control shall be deemed to occur.

(h) “Company” shall have the meaning set forth in the preamble hereto.
(i) “Company Group” shall mean (1) the Company, (2) its parent, BeiGene, Ltd., and (3) any direct or indirect subsidiaries, divisions or affiliates of the Company or the Company’s parent.

(j) “Compensation Committee” shall mean the committee, if any, of the Board designated to make compensation decisions relating to senior executive officers of the Company Group.  Prior to any time that such a committee has been designated, the Board shall be deemed the Compensation Committee for purposes of this Agreement.

(k) “Confidentiality Agreement” shall mean the Confidentiality, Non-Competition and Invention Assignment Agreement attached hereto as Exhibit A.
(l) “Effective Date” shall mean April 30, 2018, or another date mutually agreeable by the Company and Employee.
(m) “Employee” shall have the meaning set forth in the preamble hereto.

(n) “Good Reason” shall mean, without Employee’s consent, (i) a substantial diminution in Employee’s material duties or responsibilities as set forth in Section 3 hereof, (ii) a material reduction in Base Salary set forth in Section 4(a) hereof or Annual Bonus opportunity set forth in Section 4(b) hereof (other than pursuant to an across-the-board reduction applicable to all similarly situated executives), or (iii) a material breach of a provision of this Agreement by the Company (other than a provision that is covered by clause (i) or (ii) above).  Employee acknowledges and agrees that Employee’s exclusive remedy in the event of any breach of this Agreement shall be to assert Good Reason pursuant to the terms and conditions of Section 7(e)hereof.  Notwithstanding the foregoing, during the Term, in the event that the Company reasonably believes that Employee may have engaged in conduct that could constitute Cause hereunder, the Company may, in its sole and absolute discretion, suspend Employee from performing Employee’s duties hereunder, and in no event shall any such suspension constitute an event pursuant to which Employee may terminate employment with Good Reason or otherwise constitute a breach hereunder; provided, that no such suspension shall alter the Company’s obligations under this Agreement during such period of suspension.

(o) “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint‑stock company, trust (charitable or non-charitable), unincorporated organization, or other form of business entity.

(p) “Release of Claims” shall mean a separation and release agreement in a form and scope acceptable to the Company, which shall contain, among other things, a comprehensive release of any and all claims against the Company and non-disparagement provision in favor of the Company.

(q) “Severance Benefits” shall have the meaning set forth in Section 7(c) hereof.
(r) “Severance Term” shall mean the 18-month period following Employee’s termination by the Company without Cause.
(s) “Term” shall mean the period specified in Section 2 hereof.
Section 2. Acceptance and Term.

The Company agrees to employ Employee, and Employee agrees to serve the Company, on the terms and conditions set forth herein.  The Term of this Agreement shall commence on the Effective Date and continue thereafter until terminated by mutual agreement or in accordance with, and subject to the provisions of, Section 7 hereof and PRC law.

Section 3. Position, Duties, and Responsibilities; Place of Employment.

(a) Position, Duties, and Responsibilities.  During the Term, Employee shall be employed by the Company and serve as President, BeiGene, Ltd. and General Manager, China (together with such other position or positions consistent with Employee’s title as the Board, in its sole discretion, shall specify from time to time).  Employee’s initial duties and responsibilities are set forth in Exhibit B attached hereto.  To the extent requested by the Board or the Company, Employee agrees to serve as an officer and/or director of (i) BeiGene, Ltd., (ii) the Company, and (iii), with Employee’s prior consent, which consent shall not be unreasonably withheld, any other member of the Company Group, in each case without additional compensation.

(b) Performance.  Employee shall devote his or her full business time, attention, skill, and best efforts to the performance of his or her duties under this Agreement and shall not engage in any other business or occupation during the Term, including, without limitation, any activity that (x) conflicts with the interests of the Company or any other member of the Company Group, (y) interferes with the proper and efficient performance of Employee’s duties for the Company, or (z) interferes with Employee’s exercise of judgment in the Company’s best interests.  Notwithstanding the foregoing, nothing herein shall preclude Employee from (i) performing services for such other company as the Company may designate or permit, (ii) serving, with the prior written consent of the  Chief Executive Officer or Board, not to be unreasonably withheld, as a member of the boards of directors or advisory boards (or their equivalents in the case of a non-corporate entity) of non-competing businesses and charitable organizations, and (iii) engaging in charitable activities and community affairs; provided,  however, that the activities set out in clauses (i), (ii) and (iii) shall be limited by Employee so as not to materially interfere, individually or in the aggregate, with the performance of Employee’s duties and responsibilities hereunder.

(c) Place of Employment.  Employee shall perform his or her duties and responsibilities at the Company office designated by the Company.  In addition, Employee will be expected to travel in connection with his or her job on a regular and routine basis, including (without limitation) travel to the Company Group facilities in China and the United States.

Section 4. Compensation.

During the Term, Employee shall be entitled to the following compensation:

(a) Base Salary.  Employee shall be paid an initial annualized Base Salary, payable in accordance with the regular payroll practices of the Company, of RMB 3,750,000.  The Company will review the Base Salary on a regular basis and make adjustments as determined by the Compensation Committee, in its sole discretion.

(b) Annual Bonus.  Employee shall be eligible for an annual incentive bonus award determined by the Compensation Committee in respect of each fiscal year (which runs from January 1 to December 31 of each year) during the Term (the “Annual Bonus”).  The amount of the Annual Bonus Target for each fiscal year shall be 50% of base salary with the actual Annual Bonus payable being based upon the level of achievement of Company, department and individual performance objectives for such fiscal year, as determined by the Compensation Committee in its sole discretion.  For the fiscal year in which the Effective Date occurs, the Employee’s performance objectives are set forth in Exhibit B attached hereto.  For each fiscal year thereafter, the Company shall provide Employee with his or her individual performance objectives within 60 days of the start of the fiscal year.  For the avoidance of doubt, the payment of an Annual Bonus is highly performance-based and, as such, there is no guarantee that Employee shall receive an Annual Bonus payment.  Employee’s Annual Bonus for the fiscal year in which his or her employment commences, if eligible, shall be prorated based on the number of days worked in that fiscal year.  The Annual Bonus shall be paid to Employee at the same time as annual bonuses are generally payable to other senior executives of the Company subject to Employee’s continuous employment through the Annual Bonus payment date.

(c) Initial Share Option Grant:  Subject to the approval of the Board or the Compensation Committee, Employee shall be granted an option to purchase up to X number of ordinary shares of BeiGene, Ltd. (X divided by 13 ADRs) at an exercise price per share equal to the fair market value per share of such ordinary shares as of the date of the grant, which option shall be governed by, and subject to the terms and conditions of, the Company’s 2016 Share Option and Incentive Plan, as amended (the “2016 Plan”) and a Share Option Agreement between Employee and the Company (the “Initial Option Grant”).  The Board or the Compensation Committee shall confer regarding the issuance of Employee’s Initial Option Grant on or before the first regularly-scheduled Board meeting following the Effective Date.  The Share Option Agreement shall provide for a five-year vesting schedule.  The shares subject to the Initial Option Grant shall become exercisable with respect to 20% of the shares upon completion of one year of service measured from the Effective Date and with respect to the remaining shares in 48 equal successive monthly installments upon Employee’s completion of each month of service over the four-year period measured from the initial vesting date.  Notwithstanding the foregoing, the shares subject to the Initial Option Grant shall be subject to accelerated vesting upon a termination without Cause or termination by Employee for Good Reason to the extent described in Section 7 hereto.  The option shall have a term of ten years measured from the grant date, subject to early termination as provided in the Share Option Agreement.

(d) Initial Grant of Restricted Share Units.  Subject to the approval of the Board or the Compensation Committee, Employee shall receive an award of Restricted Share Units (“RSUs”) for Y number of ordinary shares (Y divided by 13 ADRs), which shall be governed by, and subject to the terms and conditions of, the 2016 Plan and a Restricted Share Unit Agreement (the “Initial RSU Award”).  The Board or the Compensation Committee shall confer regarding the issuance of Employee’s Initial RSU Award on or before the first regularly-scheduled Board meeting following the Effective Date.  The RSU Award Agreement shall provide for vesting in equal installments annually over a five-year period, subject to Employee’s continued employment with the Company, except as otherwise provided under Section 7 hereto.  Notwithstanding the foregoing, the shares subject to the Initial RSU Award shall be subject to accelerated vesting upon a termination without Cause or termination by Employee for Good Reason to the extent described in Section 7 hereto.

(e) NASDAQ Inducement Grant.  Employee acknowledges that some or all of the Initial Option Grant and the Initial RSU Award may be made as an “inducement grant” under the rules of The NASDAQ Stock Market that is independent of the 2016 Plan, but shall have terms and conditions consistent with the 2016 Plan and form of Share Option Agreement and /or Restricted Share Unit Agreement thereunder.

(f) Annual Equity Grants.  Employee shall be eligible to receive an annual grant of equity targeted at US$1,000,000 each year and vesting over 5 years, consisting of share options, RSUs or such other form of grant as provided to (and in the same proportion as) the Chief Executive Officer of BeiGene, Ltd.

(g) Perquisites.  In addition to the other benefits contained herein, Employee shall receive (i) an allowance of RMB 950,000 per year to cover the leasing of an automobile and the costs of housing in the People’s Republic of China, and (ii) reimbursement of annual personal tax advisory and preparation services.

Section 5. Employee Benefits.  During the Term, Employee shall be entitled to participate in health, insurance, retirement, and other benefits provided generally to similarly situated employees of the Company.  Employee shall also be entitled to the same number of holidays, vacation days, and sick days, as well as any other benefits, in each case as are generally allowed to similarly situated employees of the Company in accordance with the Company policy as in effect from time to time and as otherwise required under applicable law.  Nothing contained herein shall be construed to limit the Company’s ability to amend, suspend, or terminate any employee benefit plan or policy at any time without providing Employee notice, and the right to do so is expressly reserved.

Section 6. Reimbursement of Business Expenses.

During the Term of Employment, the Company shall pay (or promptly reimburse Employee) for documented, out-of-pocket expenses reasonably incurred by Employee in the course of performing his or her duties and responsibilities hereunder, which are consistent with the Company’s policies in effect from time to time with respect to business expenses, subject to the Company’s requirements with respect to reporting of such expenses.

Section 7. Termination of Employment.

(a) General.  The Term shall terminate upon the earliest to occur of (i) any of the events provided by the ECL, (ii) a termination by the Company with or without Cause, or a termination by Employee with or without Good Reason, to the fullest extent permitted by PRC law.  Upon any termination of Employee’s employment for any reason, except as may otherwise be requested by the Company in writing and agreed upon in writing by Employee, Employee shall resign from any and all directorships, committee memberships, and any other positions Employee holds with the Company or any other member of the Company Group.

(b) Termination by the Company with Cause.  To the fullest extent permitted by PRC law, the Company may terminate Employee’s employment at any time with Cause, effective upon Employee’s receipt of written notice of such termination; provided,  however, that with respect to any Cause termination relying on clause (i) or clause (iv) of the definition of Cause set forth in Error! Reference source not found. hereof, to the extent that such act or acts or failure or failures to act are curable, Employee shall be given 30 days’ written notice by the Company of its intention to terminate his or her with Cause, such notice to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination with Cause is based, and such termination shall be effective at the expiration of such thirty (30) day notice period unless Employee has fully cured such act or acts or failure or failures to act that give rise to Cause during such period.  In the event that the Company terminates Employee’s employment with Cause, Employee shall be entitled to payment of the Accrued Obligations and shall have no further rights to any compensation or any other benefits under this Agreement.

(c) Termination by the Company without Cause.  The Company may terminate Employee’s employment at any time without Cause, , effective upon Employee’s receipt of written notice of such termination and subject to compliance with the requirements of the ECL.  In the event that Employee’s employment is terminated by the Company without Cause, and (except with respect to payment of the Accrued Obligations) subject to the Employee’s execution of the Release of Claims (as described in Section 7(f) below), Employee shall be entitled to the additional benefits below:

(i) Payment of the Employee’s monthly Base Salary for each month during the Severance Term, which shall be paid in accordance with the Company’s regular payroll practices;

(ii) With respect to the vesting of the shares subject to the Initial Option Grant and Initial RSU Award only (and not any subsequent option grant or subsequent restricted share unit or other equity awards), Employee’s employment shall be deemed to have terminated 18 months after the date of termination of his or her employment, and the period of time in which Employee may exercise such vested option shares underlying shall be increased to 12 months following the date of termination; provided, however, that if such termination without Cause occurs during the 12 month period immediately following a Change in Control, then all unvested shares subject to Employee’s Initial Option Grant and Initial RSU Award (and all shares subject to any subsequent option grants or subsequent restricted share unit or equity awards) shall be deemed fully vested and exercisable as of the date of termination, and the period of time in which Employee may exercise such vested option shares shall be increased to 12 months following the date of termination; and

(iii) If and to the extent that the Employee is able to continue his or her participation in the Company’s group health and/or dental insurance from and after the date of termination in accordance with the terms of the benefits plans or applicable law and Employee so elects to continue such coverage, an amount equal to the monthly premium payment that the Company was contributing to such coverage on Employee’s behalf as of the date of termination, for each month during the Severance Term; provided, that the payments pursuant to this clause (iii) shall cease earlier than the expiration of the Severance Term in the event that Employee becomes eligible to receive any comparable health and dental benefits with a subsequent employer, including through a spouse’s employer, during the Severance Term.  Any payments under this clause (iii) shall be made at the same time that payments under clause (i) are made.

Notwithstanding the foregoing, the payments and benefits described in clauses (i), (ii), and (iii) above (collectively, the “Severance Benefits”) shall include all statutory severance that the Employee may be entitled to under PRC law, and shall immediately terminate, and the Company shall have no further obligations to Employee with respect thereto, in the event that Employee breaches any provision of the Confidentiality Agreement or the Release Agreement.  Following such termination of Employee’s employment by the Company without Cause, except as set forth in this Agreement, Employee shall have no further rights to any compensation or any other benefits under this Agreement.  For the avoidance of doubt, Employee’s sole and exclusive remedy upon a termination of employment by the Company without Cause shall be receipt of the Severance Benefits and the Accrued Obligations.

(d) Termination by Employee with Good Reason.  Employee may terminate his or her employment with Good Reason by providing the Company 30 days’ written notice setting forth in reasonable specificity the event that constitutes Good Reason, which written notice, to be effective, must be provided to the Company within 60 days of the occurrence of such event.  During such 30-day notice period, the Company shall have a cure right (if curable), and if not cured within such period, Employee’s termination will be effective upon the expiration of such cure period, and Employee shall be entitled to the same Severance Benefits as provided in Section 7(c) hereof for a termination by the Company without Cause, subject to the same conditions on payment and benefits as described in Section 7(c) hereof.  Following such termination of Employee’s employment by Employee with Good Reason, except as set forth in this Section 7(d), Employee shall have no further rights to any compensation or any other benefits under this Agreement.  For the avoidance of doubt, Employee’s sole and exclusive remedy upon a termination of employment with Good Reason shall be receipt of the Severance Benefits.

(e) Termination by Employee without Good Reason.  Employee may terminate his or her employment without Good Reason by providing the Company within 90 calendar days’ prior written notice of such termination.  In the event of a termination of employment by Employee under this Section 7(e), Employee shall be entitled only to the Accrued Obligations.  In the event of termination of Employee’s employment under this Section 7(e), the Company may, in its sole and absolute discretion, by written notice accelerate such date of termination without changing the characterization of such termination as a termination by Employee without Good Reason and, in such event, the Company shall not be obligated to pay the Employee’s base salary and/or benefits from and after his or her last day of work.  Following such termination of Employee’s employment by Employee without Good Reason, Employee shall have no further rights to any compensation or any other benefits under this Agreement, except as set forth in this Section 7(e).

(f) Release. Notwithstanding any provision herein to the contrary, the payment of any amount or provision of the Severance Benefits pursuant to subsections (c) and (d) of this Section 7 shall be conditioned upon Employee’s execution and non-revocation (if such right exists) of the Release of Claims, within the timeframe specified by the Company.
Section 8. Restrictive Covenant Agreement.

As a condition of, and prior to commencement of, Employee’s employment with the Company, Employee shall have executed and delivered to the Company the Confidentiality Agreement.  The parties hereto acknowledge and agree that this Agreement and the Confidentiality Agreement shall be considered separate contracts.

Section 9. Representations and Warranties of Employee: Limited Indemnification.

(a)Employee represents and warrants to the Company that-

(i) Employee is entering into this Agreement voluntarily and that his or her employment hereunder and compliance with the terms and conditions hereof will not conflict with or result in the breach by Employee of any agreement to which he or she is a party or by which he or she may be bound;

(ii) Employee has not violated, and in connection with his or her employment with the Company will not violate, any non-solicitation, non-competition, or other similar covenant or agreement of a prior employer by which Employee is or may be bound; and

(iii) in connection with his or her employment with the Company, Employee will not use any confidential or proprietary information Employee may have obtained in connection with employment with any prior employer.

Section 10. Taxes

The Company may withhold from any payments made under this Agreement all applicable taxes, including but not limited to income, employment, and social insurance taxes, as shall be required by law.  Employee acknowledges and represents that the Company has not provided any tax advice to his or her in connection with this Agreement and that Employee has been advised by the Company to seek tax advice from Employee’s own tax advisors regarding this Agreement and payments that may be made to his or her pursuant to this Agreement.

Section 11. Set Off; Mitigation.

The Company’s obligation to pay Employee the amounts provided and to make the arrangements provided hereunder shall be subject to set-off, counterclaim, or recoupment of amounts owed by Employee to the Company or its affiliates; provided,  however, that to the extent any amount so subject to set-off, counterclaim, or recoupment is payable in installments hereunder, such set-off, counterclaim, or recoupment shall not modify the applicable payment date of any installment, and to the extent an obligation cannot be satisfied by reduction of a single installment payment, any portion not satisfied shall remain an outstanding obligation of Employee and shall be applied to the next installment only at such time the installment is otherwise payable pursuant to the specified payment schedule.  Employee shall not be required to mitigate the amount of any payment provided pursuant to this Agreement by seeking other employment or otherwise, and except as provided in Section 7(c) hereof, the amount of any payment provided for pursuant to this Agreement shall not be reduced by any compensation earned as a result of Employee’s other employment or otherwise.

Section 12. Intentionally Omitted.
Section 13. Successors and Assigns; No Third-Party Beneficiaries.

(a) The Company.  This Agreement shall be binding upon and inure to the benefit of the Company’s successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to the Company’s assets or business.  Further, this Agreement may be assigned by the Company, without the prior consent of the Employee, to a person or entity which is a parent, subsidiary or affiliate of the Company or a successor in interest to substantially all of the business operations of the Company.

(b) Employee.  Employee’s rights and obligations under this Agreement shall not be transferable by Employee by assignment or otherwise, without the prior written consent of the Company; provided,  however, that if Employee shall die, all amounts then payable to Employee hereunder shall be paid in accordance with the terms of this Agreement to Employee’s devisee, legatee, or other designee, or if there be no such designee, to Employee’s estate.

(c) No Third-Party Beneficiaries.  Except as otherwise set forth in Section 7(b)or Section 13(b) hereof, nothing expressed or referred to in this Agreement will be construed to give any Person other than the Company, the other members of the Company Group, and Employee any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

Section 14. Waiver and Amendments.

Any waiver, alteration, amendment, or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by each of the parties hereto; provided,  however, that any such waiver, alteration, amendment, or modification must be consented to on the Company’s behalf by the Board.  No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

Section 15. Severability.

If any covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction, (a) the remaining terms and provisions hereof shall be unimpaired, and (b) the invalid or unenforceable term or provision hereof shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision hereof.

Section 16. Governing Law and Jurisdiction.

This Agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China, without regard to conflicts of laws principles thereof.  The parties hereby consent to the jurisdiction of any court in Beijing, China.  Accordingly, with respect to any such court action, the Employee hereby (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

Section 17. Notices.

(a) Place of Delivery.  Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom or which it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that unless and until some other address be so designated, all notices and communications by Employee to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices and communications by the Company to Employee may be given to Employee personally or may be mailed to Employee at Employee’s last known address, as reflected in the Company’s records.

(b) Date of Delivery.  Any notice so addressed shall be deemed to be given or received (i) if delivered by hand, on the date of such delivery, (ii) if mailed by courier or by overnight mail, on the first business day following the date of such mailing, and (iii) if mailed by registered or certified mail, on the third business day after the date of such mailing.

Section 18. Section Headings.

The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof or affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 19. Entire Agreement.

This Agreement, together with any exhibits attached hereto, constitutes the entire understanding and agreement of the parties hereto regarding the employment of Employee.  This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings, and agreements between the parties relating to the subject matter of this Agreement.

Section 20. Survival of Operative Sections.

Upon any termination of Employee’s employment, the provisions of Section 7 through Section 21 of this Agreement (together with any related definitions set forth in Section 1 hereof) shall survive to the extent necessary to give effect to the provisions thereof.

Section 21. Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

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[Signatures to appear on the following page.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

BeiGene (Beijing) Co., Ltd.

/s/ John V. Oyler
John V. Oyler
Legal Representative

EMPLOYEE

/s/ Dr. Wu Xiaobin
Dr. Wu Xiaobin

EXHIBIT A

CONFIDENTIALITY, NON-COMPETITION, AND INVENTION ASSIGNMENT AGREEMENT

Confidentiality, Intellectual Property right, Non-Solicitation & Non-Competition Agreement

保密、知识产权权益、禁止招揽及竞业限制协议

This Confidentiality, Intellectual Property Right, Non-Solicitation & Non-Competition Agreement (“this Agreement”) is between:

本保密、知识产权权益、禁止招揽及竞业限制协议（“本协议”）在以下双方之间签订：

BeiGene （Beijing） Co., Ltd. (the “Company”)

百济神州（北京）生物科技有限公司（“公司”）

Registered Address 注册地址:  No. 30 Science Park Road, Zhong-Guan-Cun Life Science Park, Changping District, Beijing, 102206, China

Dr. Wu Xiaobin (the “Employee”)

[      吴晓滨         ]  （“员工”）

ID No. 身份证件号码:                [         ]

Mailing Address 通讯地址:  [                     ]

Postal Code 邮政编码:[                     ]

Phone Number 电话号码:        [                     ]

–	(The Company and the Employee are hereinafter collectively referred to as the “Parties”, and individually a “Party”./公司和员工以下统称为“双方”，各称为“一方”。)

The Employee and the Company have entered into an employment agreement dated the even date herewith, in the form attached at Exhibit A (as amended, supplemented, otherwise modified or renewed from time to time pursuant to the terms thereof, the “Employment Agreement”).

员工和公司与本协议同日签署了一份劳动合同（如附录A所示）（包括根据其条款不时修订、补充、以其他方式变更，或续期，“劳动合同”）。

Given the Employee’s position, and in accordance with the PRC Employment Contract Law, the PRC Labor Law and other relevant laws and regulations, the Parties, based on free will, equality and agreement through negotiation, hereby agree as follows:

基于员工的工作性质，根据《中华人民共和国劳动合同法》、《中华人民共和国劳动法》以及其他相关法律法规的规定，双方在自愿、平等、协商一致的基础上订立本协议：

I. Confidentiality 保密

The position of the Employee is set forth in Section 3(a) of the Employment Agreement, and such position is of the nature of core business and/or senior management for the Company and has access to large amount of the Company’s Confidential Information (as defined below), which includes, without limitation, trade or commercial secrets.

员工在公司的职务在劳动合同第3(a)款规定，该职位系公司核心业务和/或高级管理职位，能够接触到公司大量的保密信息（见下述定义），其中包括但不限于商业秘密。

The Employee understands and acknowledges that Confidential Information of the Company is important intangible property of the Company and, he/she will inevitably access and acquire Confidential Information of the Company while working for the Company.

员工理解并承认，公司的保密信息是公司的重要无形资产，其在公司工作期间将不可避免地接触和了解公司的保密信息。

The Employee understands and acknowledges that it will materially damage the Company’s economic interests or otherwise hurt the Company in business competition if the Employee directly or indirectly discloses to a third party (especially the present or potential competitor of the Company) any Confidential Information.

员工理解并承认，直接或间接向第三方（特别是公司现有或潜在的竞争对手）披露公司的任何保密信息，将会严重损害公司的经济利益或使公司处于非常不利的竞争地位。

1.	Confidential Information 保密信息

Confidential Information refers to all information obtained by the Employee in the course of his/her employment with the Company that belongs or is available to the Company and/or its affiliates except for information generally available to the public. Confidential Information includes any information regarding the business and affairs of the Company or any of its affiliates, including, but is not limited to:

保密信息指员工在公司工作期间得知的公司和/或其关联方所拥有或所知悉的所有信息，但公众已普遍知悉的信息除外。该等保密信息包括任何与公司或其关联方的业务或事务有关的信息，包括但不限于：

（1）	Trade or commercial secrets;

商业秘密；

（2）	Discoveries, inventions, products, product improvements, processes, methods, techniques, formulas, compositions, compounds, research projects, etc.;

发现、发明、产品、产品改良、工序、方法、技术、配方、组成、复合物、研究项目等；

（3）

Business strategies and methods, marketing or promotional policies or activities, business development plans, client information, financial information, all forms of research data, personnel data, and management methods;

商业策略和方法、营销或促销的政策或活动、业务拓展计划、客户信息、财务信息、人员信息、各种类别的研究数据和管理方法；

（4）	Any information that the customers and/or business partners of the Company or any of its affiliates consider confidential and in respect of which the Company or any of its affiliates may be subject to confidentiality or non-disclosure obligations；and

公司或其关联方的客户、商业伙伴认为保密的，并且公司或其关联方对此承担保密或不披露义务的任何信息，以及

（5）	All other information of any nature which may be disclosed or made known to the Employee at any time during the course of his/her employment with the Company.

员工在受雇于公司的任何时候被告知或得知的任何其他信息。

For the purpose of this Section, Confidential Information will not be deemed to be generally available to the public only because it is known to a few people to whom it might be of commercial interest or because it is contained in broad or generic disclosures to the public. And, a combination/organization of two or more pieces of Confidential Information shall not be deemed generally available to the public only because the pieces are individually available to the public.

为本条之目的，不能仅因为保密信息已被对其拥有商业利益的少数人知悉，或包含在向公众的一般性披露中，即认定其已为公众普遍知悉。并且，不能仅因为保密信息的各个组成部分已为公众普遍知悉，即认定两个或以上的保密信息的组合已为公众普遍知悉。

2.	Confidentiality Obligation 保密义务

The Employee is obligated to safeguard Confidential Information at all times both during the course of his/her employment with the Company and thereafter. The Employee undertakes to safeguard the Confidential Information carefully and diligently and protects the business reputation of the Company, and, in particular, undertakes the following:

员工在其受公司雇佣期间及之后始终负有严守保密信息的义务。员工承诺其将谨慎尽职地保守保密信息，维护公司的商誉，并履行下列义务：

（1）	The Employee shall use Confidential Information only for the purposes of fulfilling his/her work duties assigned by the Company;

仅为完成公司交付工作的目的使用保密信息;

（2）

Except for the purpose of fulfilling his/her work duties, the Employee shall not disclose Confidential Information to any third party without prior written consent of the Company, unless it is required by PRC laws and regulations (in which case, the Employee shall advise the Company in writing in advance and obtained the Company’s prior written consent to the scope of the disclosure required by the applicable PRC laws and regulations) ;

非为本职工作目的，未经公司事先书面许可，不得将保密信息披露给任何第三方，除非这是中国法律法规设定的义务  (但在此情况下，员工应事先书面告知公司并就有关法律法规所要求披露的范围取得公司的事先书面同意)；

（3）	Except for the purpose of fulfilling his/her work duties, the Employee shall not use or permit any third party to use Confidential Information without prior written consent of the Company;

非为本职工作的目的，未经公司事先书面许可，不得使用或允许任何第三方使用保密信息；

（4）	Except for the purpose of fulfilling his/her work duties, the Employee shall not duplicate, remake, copy, or distribute Confidential Information without prior written consent of the Company; and

非为本职工作的目的，未经公司事先书面许可，不得复制、再造、复印、分发保密信息或其载体；及

（5）	The Employee shall inform his/her current and subsequent employers of his/her continuous obligations regarding Confidential Information.

将员工根据本协议负有的持续的保密义务告知现雇主和未来的雇主。

3.	Protection of Confidential Information 保密信息的保护

Upon the termination or end of his/her employment with the Company, or at any time as requested by the Company, the Employee shall return to the Company or the relevant affiliate and shall not keep in his/her possession, reproduce or deliver to anyone else, any and all computers, discs, CDs, electric storage devices, software, photographic records, video and sound records, documents, papers, books, materials, archives, receipts, vehicles, keys, credit cards, correspondence, manuals, records, and/or other property and documents that belong to the Company or its affiliates, as well as any and all copies thereof which are under his or her possession and/or control.  The Employee hereby agrees that if he/she has stored any Confidential Information in his/her own personal property (such as a personal computer, electric storage device, etc.), he/she shall provide the Company with a copy of such Confidential Information and then permanently delete Confidential Information from the Employee's personal property.  If the copying or the deletion as discussed in this Section is not feasible for any reason, upon the request of the Company, the Employee will transfer the ownership of such personal property to the Company, and the Company shall compensate the Employee in an amount equal to the actual value of the property.  Upon the termination or ending of the Employee's employment with the Company or at any time during such employment as requested by the Company, the Employee shall sign and deliver to the Company a written certification confirming his/her compliance with the obligations under this Section.

员工承诺，在其离职时或在工作中应公司随时要求，员工应立即向公司或相应的关联方归还（并不得继续占有、复制或向他人交付）任何及所有属于公司或关联方的计算机、磁盘、CD、电子存储设备、软件、图片、影像、录音、文件、证件、帐册、资料、档案、收据、车辆、钥匙、信用卡、信件、手册、记录、其他所有的财产和文件、以及员工占有和/或控制的任何和全部上述物件的复制件。员工同意，如员工在其个人财产（如个人电脑、电子存储设备等）中存有任何保密信息，员工应向公司提供该等保密信息的复制件，并将该等保密信息从员工的个人财产中永久删除。如本款提及的复制或删除因任何原因而无法实现，

应公司要求，员工应向公司转移该个人财产的所有权，公司应向员工支付金额等于该个人财产实际价值的补偿金。在员工离职时或在工作期间内公司随时要求时，员工应签署并交付给公司一份书面证明，证明其已履行本条项下的义务。

4.	Continuance of Confidentiality Obligation 保密义务的存续

The Employee acknowledges that his/her confidentiality obligations under Article 1, Article 2 and Article 3 of the Agreement shall apply during the term of his/her employment with the Company and shall continue after such employment has been terminated/ended (for any reason whatsoever) until such information has become public knowledge (save in the case where the Employee’s breaching act has made such information become public knowledge). If the Employee breaches his/her confidentiality obligations, he/she shall compensate the Company for all of the losses the Company suffers from his/her violation. The Employee’s confidentiality obligations shall continue notwithstanding his/her payment of any damages to the Company.

员工承诺，其在本协议第1条、第2条和第3条下的保密义务适用于其与公司之间的雇佣关系存续期间，并在该等雇佣关系解除/终止（无论原因为何）后仍将持续，直至此等信息已成为公知信息（但因员工的违约行为而导致该等信息成为公众所能普遍获取的信息除外）。员工违反其保密义务的，应当向公司赔偿公司因此受到的全部损失。员工根据本条规定赔偿公司损失的，仍应承担前述保密义务。

5.	Liabilities for Breach of Confidentiality Obligation 违反保密义务的责任

If the Employee breaches any confidentiality obligation, the Employee shall be liable to the Company as follows:

员工如违反本协议中任何保密义务，应当承担如下违约责任：

（1）	Pay the Company the liquidated damages in the amount of then annualized Base Salary of the Employee. “Base Salary” has the same meaning ascribed to such term in the Employment Agreement.

一次性向公司支付等同于员工届时一年基本工资的违约金。“基本工资”与劳动合同中的定义相同。

（2）

If the actual losses suffered by the Company (including, but not limited to, the reasonable fees paid by the Company for the purpose of enforcing this clause, such as judicial authentication fees and attorney fees) as a result of the Employee’s breaching act are more than the foregoing liquidated damages, the Employee shall pay the difference between the actual losses and the liquidated damages. Where the Employee has paid the liquidated damages or has compensated the Company for the losses in accordance with the above clauses, the Employee shall continue to undertake the confidentiality obligations under this Agreement.

如果违约金不足以弥补员工的违约行为给公司造成的实际损失（包括但不限于公司为执行本条款所承担的各项合理费用，如诉讼费、律师费等），公司有权要求

员工就不足部分履行赔偿责任。员工根据以上约定向公司支付违约金或赔偿公司损失后，仍应继续承担本协议项下的保密义务。

（3）

Where any Confidential Information is publicized due to the Employee’s breach of this Agreement, the Employee shall also compensate the Company the commercial value of such Confidential Information (which may be appraised by a qualified third party institution), in addition to paying the liquidated damages and compensating the actual losses of the Company.

因员工的违约行为造成任何保密信息公开的，员工除支付违约金及赔偿公司的实际损失之外，还应当向公司赔偿该保密信息的商业价值（该商业价值可由有资质的第三方评估机构评定）。

1	II. Intellectual Property Rights 知识产权权益
6.	Assignment of Inventions 发明权的归属

The Employee shall promptly and fully disclose to the Company and acknowledge that all right, title, and interest in and to any and all inventions, discoveries, designs, developments, improvements, copyrightable material, trade secrets, and related Intellectual Property Rights (collectively herein referred to as "Inventions") that the Employee may solely or jointly conceive, develop, author, reduce to practice or otherwise produce during the term of this Agreement or the Employee's employment with the Company, shall be owned by the Company and are hereby assigned exclusively to the Company.

在本协议期限或员工受雇于公司的期间内，关于员工可能独自或与他人联合构想、开发、制作、促成实施或以其它方式产生的所有发明、发现、设计、开发、改进、可获版权的资料、商业秘密和有关的知识产权（在此统称“发明”），员工应立即并充分向公司披露，并确认该等发明及其所有权利、权属和利益为公司所有。员工在此将该等权利让渡与公司独有。

The Employee waives and quitclaims to the Company any and all claims of any nature whatsoever that the Employee now or hereafter may have with respect to any Inventions or any patent application, patent, or other intellectual property right relating to any Inventions so assigned to the Company.

员工放弃目前或将来可能由在此让渡于公司的任何发明或任何发明的任何专利申请、专利权或其他知识产权而产生的、任何性质的、对公司的权利请求。

The Employee owns any Inventions about which the Employee can prove all of the following:

若员工能证明以下所有各项，则员工应拥有该等发明：

（1）	It was developed entirely on the Employee's own time;

其完全是在员工自己的时间内开发的；

（2）	None of the Company's equipment, supplies, facilities, services, or trade secret information were used in its development;

其是员工未利用公司的设备、供应、设施、服务或商业秘密信息而开发的；

（3）	It does not relate (1) directly to the Company's business or (2) to the actual or demonstrably anticipated business, research or development of the Company; and

其（1）与公司业务无直接联系，或（2）与公司实际或可表明其进行的业务、研究或开发无关；以及

（4）	It does not result from any work performed by the Employee for the Company.

其非由员工为公司履行其工作职责所致。

7.	Excluded and Licensed Inventions 被排除和被许可的发明

The Employee has attached a list (Appendix 1.1) describing all Inventions belonging to the Employee or made by the Employee prior to the commencement of the Employee's employment with the Company, which the Employee wishes to have excluded from this Agreement. If no such list is attached to the Agreement, the Employee is deemed to represent that there are no such excluded Inventions.

员工附一份清单（附件1.1）列明所有属于员工的，或由员工在其与公司的劳动关系开始之前做出的，员工希望排除在本协议之外的发明。如无该等清单附于本协议后，则视为员工表示无该等被排除的发明。

As to any Inventions in which the Employee has interests at any time prior to or during the term of this Agreement or the employment with the Company, if the Employee uses or incorporates such an Invention in any released or unreleased product, service, program, process, machine, development or work in progress of the Company, or if the Employee permits the Company or any related entity to use or incorporate such an Invention, the Company is hereby granted and shall have an exclusive royalty-free, irrevocable, world-wide license to exercise any and all rights with respect to such Invention, including the right to protect, make, have made, use, and sell that Invention without restriction as to the extent of the Employee's ownership or interest.

在本协议期限或员工受雇于公司的期间或之前的任何时间，对于员工拥有权益的发明，如果员工在公司发行的或未发行的任何产品、服务、程序、工艺、机器、开发或工作过程中使用或采纳了该等发明，或如员工允许公司或其关联企业使用或采纳该等发明，则公司在此被授予并拥有独家的、免许可费的、不可撤销的、世界范围内的运用该等发明的所有权利，包括不受员工所有权或权益限制的，保护、制作、使得以制作和销售该发明的权利。

8.	Applications for Copyrights & Patents 版权和专利权申请

At any time during the term of this Agreement or the employment with the Company and thereafter, the Employee shall execute any proper oath or document or verify any proper document that may be necessary for carrying out the terms of this Agreement.

在本协议期限或员工受雇于公司的期间或之后的任何时间，员工将就本协议的履行签署任何所需要的适当誓约或文件或验证任何适当文件。

If because of the Employee's incapacity, or for any other reason, the Company is unable to secure the Employee's signature to apply for or pursue any application for or registration of any PRC, U.S., or foreign patent or copyright covering Inventions owned by the Company as stated above, the Employee hereby irrevocably appoints the Company and its duly authorized officers and agents as the Employee's agent and attorney in fact, to act in the Employee's stead to execute and file any such applications and to do all other lawful acts to further the prosecution, issuance, maintenance or enforcement of PRC, U.S. and foreign patent applications, patents and copyrights thereon with the same legal force and effect as if executed by the Employee.

如果因为员工的无能力或任何其他原因，公司无法获得员工的签字从而不能申请、或寻求任何涵盖上述公司拥有发明的，中国、美国或其他外国的专利或版权的申请或登记，员工在此不可撤销地委任公司和公司合法授权的人员和代理人作为员工事实上的代理人和受托人，代表员工签署和提交该等申请，以及采取所有其他合法行为进行中国、美国和其他外国专利申请、专利权和版权的发起、维持或实施，其法律效力有如由员工亲自进行。

In furtherance of this Agreement, the Employee shall testify at the Company's request and expense in any legal proceeding arising during or after the term of this Agreement. 为达到本协议的目的，在本协议期限内或之后产生的任何法律程序中，员工将应公司的要求进行作证，并由公司承担费用。

III. Non-Solicitation 禁止招揽

9.	Non-solicitation Obligation 禁止招揽义务

During the employment relationship between the Company and the Employee and within 18 months following the termination or ending of the employment relationship, the Employee shall not:

在双方的劳动关系存续期间以及劳动关系解除后的18个月内，员工不得：

（1）

Directly or indirectly, induce or try to induce any other employee of the Company to terminate or end his/her employment with the Company, or directly or indirectly recruit or hire any other employee of the Company, or encourage or participate in such recruitment or hiring.  “Any other employee of the Company” referred to in this provision includes any person who has established employment with the Company, or a third party which has established a service relationship with the Company or is negotiating with the Company with respect to the establishment of a service relationship; or

直接或间接地劝诱或试图劝诱公司的其他员工解除或终止与公司的劳动关系，或直接或间接地招募或雇用，或鼓励或参与招募或雇用公司的任何其他员工。“公司的任何其他员工”在本条中指任何已经与公司建立劳动关系，或已经或正在与公司就建立服务关系进行协商的个人；或

（2）	Solicit any client of the Company for business not to be conducted with the Company. “Any client of the Company” referred to in this provision includes any third party that has established collaboration with the Company or is negotiating with the Company with respect to the establishment of collaboration.

引诱公司的任何客户从事与公司无关的业务。“公司的任何客户”在本条中包括任何已经与公司建立合作关系的，或者正在与公司就建立合作关系进行协商的任何第三方。

10.	Liabilities for Breach of Non-Solicitation Obligation 违反禁止招揽义务的责任

In the event that the Employee breaches his/her Non-Solicitation Obligation, the Company

如果员工违反禁止招揽义务，则公司

（1）

May terminate the Employee’s employment relationship with the Company for                            the reason that the Employee has committed gross misconduct and the Company shall not be held liable to the Employee for the termination; and

可以以严重违纪为由解除与员工的劳动关系并不因此向员工承担任何责任；并且

（2）	Has the right to require the Employee to immediately stop violating his/her Non-Solicitation Obligation and reserves the right to seek further compensation for the losses caused by such breach.

有权要求员工立即停止违反禁止招揽义务的行为，并对由员工行为造成的损失保留进一步寻求补偿的权利。

In addition, if the Employee violates the Non-Solicitation Obligation, the Employee shall provide a compensation to the Company, which includes: (1) all monetary benefits the Employee receives as a result of the breach; (2) losses caused to the Company’s operation and business; (3) the Company’s reasonable expenses in investigating the Employee’s breach, including, but not limited to, travel and transportation expenses, translation fees, attorneys fees, notarization fees, judicial certification fees, and expenses for retaining third parties to conduct relevant investigations, etc.; and (4) damages to the Company’s intangible properties such as business reputation.

另外，若员工违反禁止招揽义务，则应向公司赔偿的金额包括：（1）员工因违约行为所获得的全部收益；（2）给公司经营和业务造成的损失；（3）公司因调查其违约行为而支出的合理费用，包括但不限于差旅费、交通费、翻译费、律师费、公证费、司法鉴定费、委托第三方进行调查的费用等；和（4）给公司商誉等无形财产造成的损失。

The rights and remedies of the Company pursuant to this clause are cumulative, in addition to, and shall not be deemed to exclude, any other right or remedy which the Company may have pursuant to this Agreement or the fullest extent of PRC law.

本条款下的公司的权利和救济是可以累加的。上述权利和救济并不排除公司基于本协议或在中国法律最大许可范围内的其他权利和救济。

IV. Non-Competition 竞业限制

11.	Non-Competition Obligation 竞业限制义务

During the Employee’s employment with the Company and within 18 months after the termination or ending (for whatever reasons) of his/her employment with the Company (such 18 months shall be referred to as the “Post-termination Non-competition Period”), in China or any country or place where the Company carries on business, the Employee shall not, directly or indirectly, (i) establish, carry on, participate in, work for, provide support for, or advise, any entities or individuals that directly or indirectly compete with the Company or its affiliates, whether as a shareholder, director, executive, partner, agent, employee or otherwise, or (ii) carry on any activity in competition with the business carried on by the Company or its affiliates, or (iii) work on any targets, proprietary methods/techniques, research projects he/she has worked on during the course of his/her employment with the Company (collectively, "Non-Competition Obligation").

在受雇于公司期间以及用工关系解除或终止（无论何种解除或终止事由）后的18个月（该18个月称为“工作关系结束后的竞业限制期限”）内，在中国境内或任何公司开展业务的国家或地区，员工不得直接地或间接地（i）设立、经营、参与任何与公司及其关联公司有直接或间接竞争关系的组织，或为该等组织服务、提供支持或提供任何建议，或担任该等组织的股东、董事、执行官、合伙人、代理人、雇员或任何其他职位，（ii）从事任何与公司或其任何关联公司业务相竞争的业务，或者（iii）从事任何与其在公司期间参与过的与靶标、受保护的研究方法与技术以及研究项目相关的工作与研究（统称为“竞业限制义务”）。

12.	Non-Competition Compensation 竞业限制补偿金

During the Post-termination Non-competition Period, the Company agrees to provide to the Employee non-competition compensation to be deposited into the Employee’s salary account, in the following manners:

(i)

in case the Employment Agreement, is terminated by the Company without Cause (as defined in the Employment Agreement), both the Employee and the Company expressly confirm and agree that the amount payable by the Company each month under Section 7(c)(i) of the Employment Agreement has already included RMB93,750, as the non-competition compensation payable to the Employee during the Post-termination Non-competition Period and that the Company is not obligated to pay any additional amount to the Employee in exchange for the non-compete obligation of the Employee during the Post-termination Non-competition Period (for the avoidance of doubt, such RMB93,750, as included in the Severance Benefits (as defined in the Employment Agreement), and the Severance Benefits in its entirety, are subject to applicable PRC Individual Income Tax deduction by the Company); and

(ii)

in all other cases where the Employment Agreement is terminated or the Employee departs from the Company, the Company agrees to pay to the Employee each month RMB93,750 (subject to applicable PRC Individual Income Tax deduction) during the Post-termination Non-competition Period in exchange for the non-compete obligation of the Employee during the Post-termination Non-competition Period.

在用工关系结束后的竞业限制期限内，公司同意按下列方式向员工提供竞业限制补偿金，存入员工的工资账户：

(i)

如果公司无故（如劳动合同所定义）终止劳动合同，员工和公司均明确确认和同意：劳动合同第7(c)(i)款规定公司每月应支付的金额已经包含了93,750元人民币作为在竞业限制期限内公司应向员工支付的竞业限制补偿金，公司无义务向员工额外支付任何金额以换取员工在竞业限制期限内的竞业限制义务（为免疑义，劳动合同中规定的离职福利（如劳动合同所定义）以及该离职福利中包含的该93,750元人民币均受限公司代扣代缴中国个人所得税）；以及

(ii)	在所有其他情形下，如果劳动合同被终止或员工离开公司，公司同意在竞业限制期限内按月支付93,750元人民币（受限公司代扣代缴中国个人所得税）作为竞业限制补偿金，以换取员工在竞业限制期限内的竞业限制义务。

If the Employee fails to receive the non-competition compensation provided by the Company due to his/her own intentional or unintentional action or inaction (e.g. cancellation of his/her bank account without notifying the Company), the Company should be deemed to have fulfilled its obligation of payment.

如果是因员工自身有意或无意的作为或不作为（例如注销了银行账户但未通知公司）导致其没有收到公司提供的竞业限制补偿金，则认为公司已履行了付款义务。

13.	Waiver of Non-competition Obligation 竞业限制义务的免除

The Company may, at any time prior to or during the Post-termination Non-competition Period, exempt the Employee from the non-competition obligation at any time by giving a 30-day prior written notification to the Employee. After the Company exempts the Employee from the non-competition obligation, the Company shall accordingly be exempted from the obligation to pay to the Employee any compensation for non-competition obligation.  For the avoidance of doubt, in such circumstance and if the Employment Agreement is terminated by the Company without Cause, the Company shall continue to comply with the clauses in the Employment Agreement with respect to payment of Severance Benefits but the amount of RMB93,750, included therein, shall no longer be considered as non-competition compensation.

公司可以在用工关系结束后的竞业限制期限内或之前，随时提前三十日书面通知员工以免除其竞业限制义务。在公司免除员工的竞业限制义务后，公司相应地无需再向员工支付任何竞业限制义务补偿。为免疑问，此种情形下且如果公司无故终止劳动合同，公司应继续遵守劳动合同中关于支付离职福利的条款，但是该福利中包含的93,750元人民币将不再被视为竞业限制补偿金。

14.	Notification to Third Party 向第三方告知

After the Employee leaves the Company, the Employee shall, upon the Company’s request, notify the Company of the name and address of his/her new employer with whom he/she has an employment contract or service relationship. If the Company deems it necessary, the Company may notify the Employee’s new employer of all the obligations under this Agreement binding the Employee.

在员工离职之后，员工应当按照公司的要求，向公司告知与其建立劳动/聘用/劳务关系的用人单位的名称和地址。在公司认为必要的情况下，公司有权向该等用人单位告知员工在本协议下所承担的义务。

15.	Liabilities for Breach of Non-Competition Obligation 违反竞业限制义务的责任

For avoidance of any doubt, breach includes, but is not limited to, working for any competing organization, doing business (directly or indirectly) in competing business, failure to report to the Company the Employee’s post-termination employment status, etc.

为避免歧义，违约行为包括但不限于：为任何竞争组织工作、直接或间接从事经营竞争业务、未按要求向公司报告离职后工作状况等。

In the event that the Employee breaches his/her Non-Competition Obligation, he/she shall pay the Company liquidated damages in the amount of then annualized Base Salary of the Employee. In addition, the Company has the right to require the Employee to immediately stop violating his/her Non-Competition Obligation and reserves the right to seek further compensation for the losses caused by such breach.

如果员工违反竞业限制义务规定的，应当向公司支付等同于员工届时一年基本工资的违约金。另外，公司有权要求员工立即停止违反竞业限制义务的行为，并对由员工行为造成的损失保留进一步寻求补偿的权利。

In addition to paying the liquidated damages, the Employee shall provide a compensation to the Company, which includes: (1) all monetary benefits the Employee receives as a result of the breach; (2) losses caused to the Company’s operation and business; (3) the Company’s reasonable expenses in investigating the Employee’s breach, including, but not limited to, travel and transportation expenses, translation fees, attorneys fees, notarization fees, judicial certification fees, and expenses for retaining third parties to conduct relevant investigations, etc.; and (4) damages to the Company’s intangible properties such as business reputation.

除支付违约金之外，员工还应向公司支付下列赔偿：（1）员工因违约行为所获得的全部收益；（2）给公司经营和业务造成的损失；（3）公司因调查其违约行为而支出的合理费用，包括但不限于差旅费、交通费、翻译费、律师费、公证费、司法鉴定费、委托第三方进行调查的费用等；和（4）给公司商誉等无形财产造成的损失。

The rights and remedies of the Company pursuant to this clause are cumulative, in addition to, and shall not be deemed to exclude, any other right or remedy which the Company may have pursuant to this Agreement or the fullest extent of PRC law.

本条款下的公司的权利和救济是可以累加的。上述权利和救济并不排除公司基于本协议或在中国法律最大许可范围内的其他权利和救济。

V.   Miscellaneous 其他

16.	Governing Law 管辖法律

The Parties agree that this Agreement shall be governed by the PRC laws and regulations.  For any disputes arising out this Agreement, such disputes shall be resolved under the PRC laws and regulations.

双方同意，本协议适用中国法律法规的规定。有关本协议的任何争议应适用中国法律法规解决。

17.	Remedies 法律救济

If a Party to this Agreement breaches this Agreement, or fails to perform the obligations under this Agreement, to the extent permitted by PRC Laws，the other Party that abides by the Agreement has the right to enforce performance of this Agreement and to seek any other proper remedies (including monetary compensation, if applicable).

若一方违反本协议，或未能履行其在本协议项下的任何义务，在中国法律允许的范围内，守约的一方有权请求强制履行、以及寻求其他任何适当的救济（包括金钱赔偿，如适用）。

18.	Amendment of the Agreement 本协议的修改

Any amendment to the terms of this Agreement shall be executed in writing by mutual agreement.

对本协议条款的任何修订当以双方书面协议的方式进行。

19.	Supplementary Agreement 补充协议

For any matters not covered by this Agreement, the Parties may agree in writing by supplementary agreements. Supplementary agreements shall be incorporated into this Agreement.

本协议未尽事宜，可由双方书面协商，签订补充协议。补充协议应作为本协议的一部分。

20.	Severability 部分条款的效力

If any provisions of this Agreement are regarded as illegal, invalid or unenforceable, the validity, effectiveness and enforceability of the remainder of this Agreement shall not be affected.

本协议任何条款被认定为违法、无效或不可执行的，不影响本协议其他部分的合法性、效力和可执行性。

21.	Notice 通知

All notices and correspondence under this Agreement shall be in writing.

本协议项下的所有通知及相关通信往来应以书面形式进行。

The Employee confirms that the Employee’s mailing address listed at the beginning of the Agreement is current. If the Employee’s mailing address changes, the Employee shall, within five days, notify the Company in writing. If the Employee, in violation of this provision, fails to provide updated mailing address to the Company, the Company’s mail delivery and correspondence to the Employee’s most recently updated mailing address in the Company’s record shall be deemed valid and effective.

员工确认，本协议首部列明的员工通信住址现在有效。该住址如有变更，员工应当在变更之日起五（5）个工作日内书面通知公司。员工未按照本条规定通知公司的，公司按照员工最近一次提供的通讯地址向员工发送各类文件均构成有效送达。

The Employee’s notice or mail to the Company under this Agreement shall be delivered to the Company’s Human Resource department or other addresses designated by the Company in writing.

员工基于本协议给公司的通知或信件应发送到公司的人力资源部门或公司书面指定的其他地址。

22.	Waiver of the Rights 权利的放弃

A delay or failure to exercise a right under this Agreement by either Party does not constitute a waiver of that right.

任一方未行使或未能及时行使其在本协议项下的相关权利的，并不表示该一方已经放弃该项权利。

23.	Execution of the Agreement 协议的签署

This Agreement shall take effect when the Employee signs, and the Company stamps its seal on the Agreement.

本协议经员工签署并加盖公司公盖章后生效。

24.	Language of the Agreement 协议的语言

This Agreement is executed in both English and Chinese. In the event of any discrepancy between the English and Chinese versions, the English text shall govern and prevail.

本协议以中英文书写。如中英文本之间存在差异，应以英文文本为准。

25.	Copies 协议的份数

This Agreement shall be executed in two counterparts; each Party shall hold one original.

本协议正本一式两份；双方各执一份。

The Company Stamp 公司公章	Employee Signature 员工签字
/s/ John V. Oyler	/s/ Dr. Wu Xiaobin
Date日期: _________________________	Date日期: April 30, 2018

Appendix 1.1

附件1.1

List of the Employee’s Excluded Inventions for the Purpose of Article 7 of this Agreement  本协议第七条中被排除的员工发明

Title/Name 名称      Date日期     Identifying Number/Description标识号码/描述

EXHIBIT B

Job Title: President, BeiGene, Ltd. and General Manager, China

Principal job duties and responsibilities:

Legal Representative of all Company Group companies in China
Management responsibility for all of the Company Group’s operations in China, with either solid or dotted line reporting relationships;

Provide strategic thinking at the China and corporate level;
As part of the Executive Team, contribute to the evolution of BeiGene’s corporate strategy; and
Such other duties and responsibilities commensurate with Executive’s position that reasonably are assigned by the Board of Directors, the Chief Executive Officer or its and their designee.

Initial Performance Objectives:

•	Build out team
➢	Commercial team with focus on non-oncology in first year
➢	Market Access
➢	GA/GR
➢	Reimbursement
➢	China strategy
➢	Manufacturing & Supply Chain
➢	HR/Operations
•	Build BeiGene brand
•	Expand and deepen government relationships
•	Complete one transformative corporate deal
•	Keep new oncology team motivated and intact until post PD-1 launch